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                                                                    EXHIBIT 23.4



                         CONSENT OF THE NPD GROUP, INC.



          The NPD Foodservice Information Group grants the Registrant permission to use its name and the information from the CREST database in the "Summary" and "Business" sections of the Company's Registration Statement on Form S-4 (333-29731).



/s/  Bob O'Brien
Vice President & General Manager

July 29, 1997